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                                                                   Exhibit 10.14


                                 ENOTE.COM INC.

                 1999 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         SECTION 1. PURPOSES OF THE PLAN. The purposes of this 1999 Non-Employee Directors' Stock Option Plan are to attract and retain the best available individuals for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board. All options granted hereunder shall be non-statutory stock options.

         SECTION 2. DEFINITIONS. As used herein, the following definitions shall apply:

         (a) "Board" means the Board of Directors of the Company.

         (b) "Change of Control" means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

         (c) "Code" means the Internal Revenue Code of 1986, as amended.

         (d) "Common Stock" means the Common Stock of the Company.

         (e) "Company" means eNote.com Inc., a Delaware corporation.

         (f) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

         (g) "Corporate Transaction" means a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation.

         (h) "Director" means a member of the Board.

         (i) "Employee" means any person, including any officer or Director employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

         (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.


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         (k) "Option" means a stock option granted pursuant to the Plan. All options shall be non-statutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

         (l) "Optioned Stock" means the Common Stock subject to an Option.

         (m) "Optionee" means an Outside Director who receives an Option.

         (n) "Outside Director" means a Director who is not an Employee.

         (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (p) "Plan" means this 1999 Non-Employee Directors' Stock Option Plan.

         (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

         (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         SECTION 3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of
Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and issued under the Plan is 200,000 Shares of Common Stock (the "Pool"). The Shares maybe authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. If Shares that were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

         SECTION 4. ADMINISTRATION OF AND GRANTS OF OPTIONS UNDER THE PLAN.

         (a) ADMINISTRATOR. Except as otherwise required herein, the Plan shall be administered by the Board.

         (b) PROCEDURE FOR GRANTS. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                  (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.


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                  (ii) Each Outside Director shall be automatically granted
an Option to purchase 20,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director after the effective date of this Plan, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy. Each Outside Director serving on the Board on the effective date of this Plan shall be granted the First Option.

                  (iii) Each Outside Director shall be automatically granted an Option to purchase 5,000 Shares (the "Subsequent Option") on the date of each Annual Meeting of the Company's stockholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

                  (iv) Notwithstanding the provisions of subsections (ii) and
(iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                  (v) Notwithstanding the provisions of subsections (ii) and
(iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

         (c) EXERCISE AND VESTING. The terms of each Option granted hereunder shall be as follows:

                  (i) each Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

                  (ii) with respect to the First Options the exercise price per Share shall be 25% of the fair market value per Share on the date of grant of each Option, determined in accordance with Section 8 hereof;

                  (iii) with respect to the Subsequent Option the exercise price per Share shall be equal to 100% of the fair market value per Share on the date of grant of each such option, determined in accordance with Section 8 hereof; and

                  (iv) each First Option shall vest at the rate of 50% of the total shares per semi-annual period commencing on June 6, 2000.


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                  (v) each Subsequent Option shall vest at the rate of 100% of the total shares on the anniversary of the grant date.

         (d) POWERS OF THE BOARD. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

         (e) EFFECT OF BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         (f) SUSPENSION OR TERMINATION OF OPTION. If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, such officer may suspend the Optionee's right to exercise any option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

         SECTION 5. ELIGIBILITY. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) above. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

         SECTION 6. TERM OF PLAN; EFFECTIVE DATE. The Plan shall become effective on the date that the Plan is approved by the Board of Directors subject to the approval of the Plan by the Company's stockholders as provided for in Section 17 hereof. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.


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         SECTION 7. TERM OF OPTIONS. The term of each Option shall be ten (10)
years from the date of grant thereof unless an Option terminates sooner pursuant to Section 9 below.

         SECTION 8. CONSIDERATION.

         (a) FAIR MARKET VALUE. The fair market value of a share of Common Stock on any date shall be (i) the straight average of the closing sales price over the five (5) preceeding business days, of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock over the five (5) preceeding business days as quoted on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or (iii) if not quoted on Nasdaq, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System over the five (5) preceding business days. If the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion.

         (b) FORM OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

         SECTION 9. EXERCISE OF OPTION.

         (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) above; provided, however, that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 below has been obtained. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which


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thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b) TERMINATION OF CONTINUOUS STATUS AS A DIRECTOR. If an Outside Director ceases to serve as a Director, he or she may, but only within sixty
(60) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term as set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

         (c) DISABILITY OF OPTIONEE. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of Termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

         (d) DEATH OF OPTIONEE. In the event of the death of an Optionee: (i) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option or (ii) within three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

         SECTION 10. NONTRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.


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         SECTION 11. ADJUSTMENTS UPON CAPITALIZATION CHANGES; CORPORATE
TRANSACTIONS.

         (a) ADJUSTMENT. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares of Common Stock set forth in Sections 4(b)(ii) and
(iii) above, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

         (b) CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, each option granted pursuant to this Plan shall immediately vest in its entirety and be exercisable in full immediately prior to such Corporate Transaction. In the event of a Corporate Transaction including a Change of Control, and except as otherwise provided in a Stock Option Agreement issued under the Plan, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of such successor corporation, unless the successor corporation does not agree to assume the outstanding Options or to substitute equivalent options, in which case the Options shall terminate upon the consummation of the transaction. For purposes of this Section 11(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Corporate Transaction or Change of Control, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 11 and after giving effect to the acceleration of vesting provided for in the first sentence of this Section 11(b)); provided, however, that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Board of Directors may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in such transaction.

         (c) CERTAIN DISTRIBUTIONS. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Board of Directors

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may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

         SECTION 12. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         SECTION 13. AMENDMENT AND TERMINATION OF THE PLAN.

         (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

         (b) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         SECTION 14. CONDITIONS UPON ISSUANCE OF SHARES. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the "Applicable Laws"). Such compliance shall be determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

         SECTION 15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         SECTION 16. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.


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         SECTION 17. STOCKHOLDER APPROVAL. The Plan was adopted by the Board of Directors effective December 6, 1999 and is subject to approval by the stockholders of the Company in accordance with applicable law, and the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act. Awards may be granted under the Plan at any time prior to the receipt of such shareholder approval; provided, however, that each such grant shall be subject to such approval. Without limitation on the foregoing, no Option may be exercised prior to the receipt of such approval. If the Plan is not approved by the Company's stockholders, then the Plan and all Options then outstanding hereunder shall automatically terminate and be of no force and effect.

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